Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A Amendment No. 1 of Keystone Automotive Operations, Inc. (the “Company”) for the year ended December 29, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Edward H. Orzetti and Stuart B. Gleichenhaus, the Principal Executive Officer and Interim Chief Financial Officer of the Company, respectively, each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 1, 2008

/s/ Edward H. Orzetti
Edward H. Orzetti Principal Executive Officer

/s/ Stuart B. Gleichenhaus
Stuart B. Gleichenhaus Interim Chief Financial Officer